Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

Septerna, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common Stock, $0.001 par value per share	457(h)	3,012,660(2)	$4.37(3)	$13,165,324.20	0.00015310	$2,015.62

Equity	Common Stock, $0.001 par value per share	457(h) and 457(c)	3,690,000(4)	$18.00(5)	$66,420,000.00	0.00015310	$10,168.90

Equity	Common Stock, $0.001 par value per share	457(h) and 457(c)	369,402(6)	$15.30(7)	$5,651,850.60	0.00015310	$865.30

Total Offering Amounts					$85,237,174.80		$13,049.82

Total Fee Offsets							—

Net Fee Due							$13,049.82

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the Registrant’s 2024 Stock Option and Incentive Plan (the “2024 Plan), the Registrant’s 2024 Employee Stock Purchase Plan (the “2024 ESPP”) and/or the Registrant’s 2021 Stock Option and Grant Plan (the “2021 Plan”) by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock. Pursuant to Rule 416(c) under the Securities Act, this Registration Statement shall also cover an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2)

Represents shares of common stock issuable upon the exercise of outstanding equity awards under the 2021 Plan as of the date of this Registration Statement. No further grants will be made under the 2021 Plan. To the extent outstanding options granted under the 2021 Plan are cancelled, forfeited or otherwise terminated without being exercised and would otherwise have been returned to the share reserve under the 2021 Plan, the number of shares underlying such awards will be available for future grant under the 2024 Plan.

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act, and based on $4.37, the weighted average exercise price (rounded to the nearest cent) of the outstanding option awards under the 2021 Plan as of the date of this Registration Statement.

(4)

Represents shares of common stock reserved for issuance under the 2024 Plan. In addition to the shares registered under the 2024 Plan, to the extent that awards outstanding under the 2021 Plan as of the date of this Registration Statement are cancelled, forfeited, are held back upon exercise or settlement of an award to cover any exercise price, as applicable, or tax withholding, are reacquired by the Registrant prior to vesting, are satisfied without the issuance of stock or are otherwise terminated (other than by exercise) subsequent to the date of this Registration Statement, the shares reserved for issuance pursuant to such awards will become available for issuance under the 2024 Plan. The 2024 Plan provides that an additional number of shares will automatically be added to the shares authorized for issuance under the 2024 Plan on January 1, 2025 and each January 1 thereafter. The number of shares added each year will be equal to the lesser of: (i) five percent (5%) of the number of shares of common stock issued and outstanding on the immediately preceding December 31, or (ii) such lesser number of shares as determined by the Administrator (as such term is defined in the 2024 Plan).

(5)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and 457(c) of the Securities Act, and based on $18.00, the initial public offering price of the registrant’s common stock set forth in the registrant’s final prospectus dated October 25, 2024 relating to its initial public offering (the “IPO Price”).

(6)

Represents shares of common stock reserved for future issuance under the 2024 ESPP. The number of shares of common stock reserved for future issuance under the 2024 ESPP will automatically increase on January 1, 2026 and each January 1 thereafter through January 1, 2034, in an amount equal to the least of: (i) 369,402 shares of common stock, (ii) one percent (1%) of the outstanding shares of common stock issued and outstanding on the immediately preceding December 31, or (iii) such number of shares as determined by the Administrator (as such term is defined in the 2024 ESPP).

(7)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and 457(c) of the Securities Act, and based on 85% of $18.00, the IPO Price. Pursuant to the 2024 ESPP, the purchase price of the shares of common stock reserved for issuance thereunder will be 85% of the fair market value of a share of common stock on the first trading day of the offering period or on the exercise date, whichever is less.